UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2018

MELINTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 George Street, Suite 301, New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 617-1309

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On November 6, 2018, Melinta Therapeutics, Inc. (the “Company”) entered into a commitment letter with Vatera Healthcare Partners LLC (“Vatera”), pursuant to which Vatera has committed to purchase shares of the Company’s common stock for an aggregate purchase price of up to $75 million (the “Vatera Commitment Letter”), to be used by the Company for general corporate purposes. The Company has the right to request funding of the commitment prior to December 31, 2018 in an amount not less than $50 million, upon at least 10 business days’ written notice to Vatera. Following delivery of a funding request, the Company and Vatera will negotiate a definitive purchase agreement containing terms that reflect the terms of the Vatera Commitment Letter and such other terms that are mutually acceptable to the Company and Vatera. The purchase price for the shares under the Vatera Commitment Letter will be equal to the lower of (i) the closing price immediately preceding the signing of the Vatera Commitment Letter or (ii) the volume-weighted average price of the Company’s common stock for the 30 trading days immediately preceding the closing under the definitive purchase agreement. The closing under the definitive purchase agreement will be subject to stockholder approval for the increase of the Company’s authorized share capital and the issuance under applicable Nasdaq rules, as well as other customary conditions. Vatera and its assignees will be entitled to registration rights in respect of the shares purchased pursuant to the Vatera Commitment Letter in accordance with the terms of any Registration Rights Agreement between the Company, Vatera and/or its assignees. The foregoing summary of the Vatera Commitment Letter is qualified in its entirety by the full text of the Vatera Commitment Letter, which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition.

On November 7, 2018, the Company issued a press release announcing its results for its third quarter ended September 30, 2018. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by reference in such filing.

Item 3.02. Unregistered Sale of Equity Securities.

Shares of the Company’s common stock issued to Vatera in connection with the Vatera Commitment Letter, as described in Item 1.01 of this report, which description is incorporated by reference into this Item 3.02, will consist of unregistered shares of common stock. Such shares will be issued in a private placement exempt from registration under 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), because the offer and sale of such securities does not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements will be met.

Item 7.01. Regulation FD Disclosure.

On November 7, 2018, in connection with the Company’s quarterly earnings call, the Company made available the investor presentation furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K on the Company’s investor website, ir.melinta.com.

The information in this Item 7.01 (including Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by reference in such filing. The information contained in, or that can be accessed through the Company’s website, is not a part of this filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Commitment Letter, dated November 6, 2018, by and between Melinta Therapeutics, Inc. and Vatera Healthcare Partners LLC

99.1	Press Release titled “Melinta Therapeutics Reports Third Quarter 2018 Financial Results,” dated November 7, 2018

99.2	Investor Presentation, dated November 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Melinta Therapeutics, Inc.

By:	/s/ Peter Milligan
Peter Milligan
Chief Financial Officer

Dated: November 7, 2018